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                                                                    EXHIBIT 10.2

         AGREEMENT BETWEEN IVAX DIAGNOSTICS, INC. AND SIGMA DIAGNOSTICS

     This Distributorship Agreement (hereinafter the "Agreement") is between IVAX DIAGNOSTICS, Inc., a corporation existing under the laws of Florida, (together with its affiliates Delta Biologicals, Diamedix Corporation, and Immunovision, Inc., hereinafter referred to as "IVAX Diagnostics"),and SIGMA DIAGNOSTICS, Inc. (hereinafter "SIGMA"), a corporation existing under the laws of Missouri.

     WHEREAS, IVAX DIAGNOSTICS desires to sell and/or market its products and SIGMA desires to purchase certain of IVAX DIAGNOSTICS's products for resale to customers; and

     WHEREAS, the parties desire to enter into an agreement setting forth the terms of their relationship;

     NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, the parties do hereby agree as follows:

1. Products. The product(s) of IVAX DIAGNOSTICS covered by this Agreement are set forth on Exhibit A attached hereto (hereinafter the "Product(s)"). For avoidance of doubt, "Product" or "Products" means only products purchased from IVAX DIAGNOSTICS, and marketed under a trademark or trade name of SIGMA. IVAX DIAGNOSTICS reserves the right to discontinue or modify the Products from time to time, and shall, to the extent practicable, give SIGMA at least six (6) months prior written notice before discontinuation or making changes to Product that would have an impact on any of IVAX DIAGNOSTICS product verifications or validations, or changes in raw materials that would alter the operating principle of the Products or other changes that could impact product labeling or promotional literature; provided, however, that IVAX DIAGNOSTICS shall be required to provide SIGMA with only reasonable advance notice where such discontinuance or modification is required to comply with any applicable legal or regulatory requirement or the unanticipated modification or unavailability of raw material. Additional products may be added to Exhibit A by mutual consent of the Parties.

2.   Appointment and Acceptance.

     (a) IVAX DIAGNOSTICS hereby appoints SIGMA as their distributor of the Product(s) and grants SIGMA the right and license to import, use, possess, market, sell and distribute the Product(s) in the United States and outside the United States (the "Territory") and the right to extend to Affiliates, sub-distributors and purchasers rights of the same scope as granted herein

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          to use, possess, market, sell and distribute Product(s) in the
          Territory subject to the provisions of Section 19 hereof.

     (b) IVAX DIAGNOSTICS reserves the unlimited right to sell directly and through distributors products similar to the Product, under its own trademark or trade name or any other trade name or label.

          IVAX DIAGNOSTICS reserves the unlimited right to sell a product similar to the Product to any other company (ies), under any trade.

3.   Term and Renewal. The term of this Agreement shall be for a period of three
     (3) years, becoming effective on October 1, 2000 (the "Initial Term"), and shall automatically renew for additional and successive terms of one (1) year unless either party provides written notice of non-renewal at least ninety (90) days prior to the close of the Initial Term or of any anniversary date thereafter.

4.   Terms of Sale.

     (a)  The price for the Products is outlined in Exhibit A.

          The parties acknowledge that, in certain situations, SIGMA will face substantial competition in marketing the Products. In these highly competitive situations, IVAX DIAGNOSTICS will discuss with SIGMA the possibility of reducing the Purchase Price so that SIGMA is able to resell the Products at competitive prices.

     (b)  Payment terms are net forty-five (45) days from date of invoice.

     (c) Title and risk of loss shall pass to SIGMA upon release of Products for shipment by IVAX DIAGNOSTICS to the designated carrier. All freight, applicable insurance charges, taxes, duties and similar charges shall be the responsibility of SIGMA. IVAX DIAGNOSTICS will be responsible for contracting freight services, in accordance with
          Section 8(a) of this Agreement, for which SIGMA will be billed on a shipment by shipment basis. Products are subject to acceptance by SIGMA upon receipt in accordance with Section 9.

5. Reciprocal Termination Rights. Either IVAX DIAGNOSTICS or SIGMA may terminate this Agreement for cause immediately by written notice upon the occurrence of any of the following events:

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     (a)  If the other ceases to do business or otherwise terminates its business operations;

     (b) If the other shall fail to promptly secure or renew any license, registration, permit, authorization or approval necessary for the conduct of its business in the manner contemplated by this Agreement including an assessment of such systems and procedures as may be necessary for legal marketing within a country or territory or if any such license, registration, permit, authorization or approval is revoked or suspended and not reinstated within thirty (30) days;

     (c) If the other breaches any material provision of this Agreement and fails to cure such breach within sixty (60) days of written notice describing the breach;

     (d) If the other becomes insolvent or seeks protection under any bankruptcy, receivership, trust deed, creditors arrangement, composition or comparable proceeding, or if any such proceeding is instituted against the other (and not dismissed with sixty (60) days); or

     (e) If a material representation of the other becomes false or misleading and the other party fails to render such representation true in all material respects within sixty (60) days of written notice describing the false or misleading representation.

6. Rights Upon Termination. Any termination or expiration of the Agreement shall not release IVAX DIAGNOSTICS or SIGMA from paying any amount that may then be owed from any obligation at the date of termination hereunder. Each party understands that the rights of termination hereunder are absolute. Neither party shall incur any liability whatsoever for any damage, loss or expenses of any kind suffered or incurred by the other (or for any compensation to the other) arising from or incident to any termination of this Agreement in accordance with the terms hereof whether or not such party is aware of any such damage, loss or expenses. Termination is not the sole remedy under this Agreement and, whether or not termination is effected; all other remedies will remain available. IVAX DIAGNOSTICS agrees that during the period between the notice of termination and the effective date thereof, it will honor SIGMA's orders for Products.

7.   SIGMA's Duties. SIGMA shall:

     (a) use reasonable commercial efforts to advertise and promote the sale of the Products in a commercially

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          ethical manner, instructing its sales people to refrain from disparaging remarks about the competitive products of IVAX DIAGNOSTICS

     (b) obtain advance written authorization from IVAX DIAGNOSTICS prior to returning any of the Products.

     (c) maintain properly trained sales force of adequate size to represent and promote the sales of the Products and provide instructions to customers in the use of the Products. SIGMA shall be responsible for developing its own marketing plan and system for distributing the Products.

     (d) carry in stock an inventory of Products sufficient to meet the needs of SIGMA's customers in the Territory.

     (e) apply for and obtain all necessary licenses, permits and other authorizations required by local law or regulation in relation to the promotion, marketing, distribution and supply of the Products in any jurisdiction in which SIGMA sells the Products.

     (f) maintain separate and detailed accurate and complete records of all transactions in respect of the Products, including, but not limited to, such records as identify all customer purchases by Product and serial and/or lot number, and possess the capability to notify all purchasers in the event of a Product recall or corrective action.

     (g) make no contracts or commitments on behalf of IVAX DIAGNOSTICS or make any promises or representations or give any warranties or guarantees with respect to the Products on behalf of IVAX DIAGNOSTICS.

     (h) comply with all laws and regulations and requirements applicable to a seller of in-vitro diagnostics products, and with all laws and regulations and requirements of governmental agencies having jurisdiction within the Territory.

8.   IVAX DIAGNOSTICS Duties. IVAX DIAGNOSTICS shall:

     (a) make reasonable efforts, in good faith, to ship SIGMA's orders for Products within ninety (90) days from date of order receipt, at the prices set forth in Section 4(a). SIGMA shall specify the method of shipment and insurance and IVAX DIAGNOSTICS shall make reasonable efforts, in good faith, to comply with such specifications. If no such specification is made, or if the specification cannot be reasonably complied with

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          after notice to SIGMA and an opportunity to resolve the issues surrounding IVAX DIAGNOSTICS alleged inability to comply, IVAX DIAGNOSTICS may select a reasonable manner of shipment and insurance.

     (b) comply with all laws and regulations and requirements applicable to IVAX DIAGNOSTICS as a manufacturer of in-vitro diagnostic products, and assisting Sigma Diagnostics with meeting mutual requirements for documentation, quality and test data.

     (c) except as authorized in writing by SIGMA; refrain absolutely from using the trademark or trade name and logo of SIGMA in connection with the marketing, distribution and sale of any Product.

     (d) provide reasonable technical assistance to SIGMA's personnel necessary for the marketing of the Products.

     (e) provide necessary documentation to assist SIGMA in meeting requirements to register Products in the Territory and comply with all laws and regulations, and requirements applicable to SIGMA as a distributor of in-vitro diagnostics products, and where possible, allow SIGMA to reference prior registrations by IVAX DIAGNOSTICS and if necessary to support CE marking, provide access to Sigma personnel as well as to notified body personnel of the IVAX manufacturing site as required by EU regulation.

     (f) provide SIGMA with copies of the 510(k) premarket notifications submitted for the Products, if applicable, copies of documents describing specifications for the Products, and copies of all current and future correspondence with the FDA pertaining to the Products. IVAX DIAGNOSTICS will comply with the FDA's current GMP regulations in the manufacture of all Products. If needed to comply with any change in the law or FDA's GMP regulations or policies, Sigma shall be given the right to inspect IVAX DIAGNOSTICS manufacturing facilities for the Products and GMP records pertaining to the manufacture of the Products. If any action should be taken by the FDA to restrict or prevent the distribution of any of the Product for more than sixty
          (60) days, and such restriction is not due to any act or omission of SIGMA, then upon notice to IVAX DIAGNOSTICS, SIGMA shall have the right to terminate this Agreement as to such Product. In such event, IVAX DIAGNOSTICS shall replace any affected inventory of Products under this section or refund to SIGMA the purchase price it paid to IVAX DIAGNOSTICS for such inventory if IVAX DIAGNOSTICS is

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          unable to replace the Products with comparable inventory. In addition,
          IVAX DIAGNOSTICS shall replace or repurchase any affected inventory of Product, which SIGMA replaces or repurchases from SIGMA's customers, at the price SIGMA paid IVAX DIAGNOSTICS for such inventory.

     (g) comply with the Federal Food, Drug, and Cosmetic Act. The Products comprising each shipment or other delivery hereafter made by IVAX DIAGNOSTICS to, or on the order of, SIGMA, as of the date of such shipment or delivery, shall be, on such date, not adulterated or misbranded within the meaning of the Federal Food, Drug, and Cosmetic Act.

     (h) perform any necessary task to insure the Product complies with any changes or redefinition's of standardization required by domestic and international scientific bodies covering minimum performance guidelines, which are economically feasible; provided that IVAX DIAGNOSTICS shall be entitled to adjust the purchase price of any Product affected by any such change to the extent of IVAX DIAGNOSTICS actual cost. If IVAX DIAGNOSTICS determines that the required change is not economically feasible, SIGMA shall have the right to pay the cost of such change and IVAX DIAGNOSTICS agrees to make such changes exclusively for Sigma.

     (i) offer its products, which are competitive to the Products in a commercially ethical manner, instructing its sales people (i) not to disclose to customers that IVAX DIAGNOSTICS manufactures the Products for SIGMA and (ii) to refrain from disparaging remarks about the Products.

     (i) during the term of this Agreement use its best efforts to modify the Product as required to maintain the Product's competitiveness in the market place as SIGMA and IVAX DIAGNOSTICS shall mutually agree upon in good faith. If such modifications are to be made to the Products purchased by SIGMA only, and are not used to modify the products that are sold by IVAX DIAGNOSTICS, then SIGMA shall be responsible for the cost associated with such modifications.

9.   Performance Standards.

     (a) Quality specifications and Characteristics. IVAX DIAGNOSTICS shall deliver to SIGMA Products having the quality specifications agreed upon by the parties as set forth in the Product insert ("Quality

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          Specifications"). These Quality Specifications and Characteristics may
          be modified from time to time to meet the future requirements of the parties and changes will be communicable to Sigma prior to implementation. In such cases, the parties agree to negotiate in good faith to find a solution that can be mutually agreed to by the parties.

     (b) Certificates of Analysis. Concurrent with shipment, IVAX DIAGNOSTICS shall fax to SIGMA Certificates of Analysis, in the form set forth in Exhibit B, for each Product sold to SIGMA, confirming that the Product meets the Quality Specifications.

     (c) Product Acceptance. SIGMA shall accept the Products based on the Certificate of Analysis delivered by IVAX DIAGNOSTICS. Should at anytime prior to expiration of the product dating the Product fails to meet the Quality Specifications, after toubleshooting, by Sigma personnel, the product does not meet the specifications SIGMA shall notify IVAX DIAGNOSTICS hereof and immediately thereafter provide IVAX DIAGNOSTICS with records and information pertaining to the problems associated with the Product. IVAX DIAGNOSTICS shall have 20days after receipt of SIGMA's notice within which t0 accept or reject SIGMA's claims. If, following a review of the problems and after conducting its own tests, IVAX DIAGNOSTICS agrees that such Product does not conform to the Quality Specifications, IVAX DIAGNOSTICS shall provide SIGMA, free of any additional charge, with new deliveries of the same quantity of the Products affected or items necessary to make the Product acceptable to Sigma, or, in IVAX DIAGNOSTICS discretion and at its cost, IVAX DIAGNOSTICS may promptly reprocess the nonconforming Products to meet the Quality Specifications. In either event, SIGMA shall return, at IVAX DIAGNOSTIC's expense, the particular lot or shipment of the Product, which does not comply with the Quality Specifications if requested to do so by IVAX DIAGNOSTICS. Any dispute arising under this Section 9(c) shall be resolved by arbitration as outlined in Section 21.

10.  Product Recall

     (a) IVAX DIAGNOSTICS shall maintain an appropriate record of all claims made or to be made regarding the Products performance.

     (b) Each party shall keep the other informed of any formal action relating to any specific lot of Product sold to SIGMA hereunder by any regulatory agency of any state,

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          national government, or government agency having jurisdiction.

     (c) Should any governmental or corporate action require a medical device reportable (MDR) event, a medical device vigilance system report
          (MDVS), a recall or field corrections, or withholding from market of Product sold by IVAX DIAGNOSTICS to SIGMA, SIGMA shall bear the reasonable, direct costs and expenses of the MDR, MDVS, recall or field correction if such action is the result of any fault or omission attributable to SIGMA. IVAX DIAGNOSTICS shall bear the reasonable, direct costs and expenses of the MDR, MDVS, recall or field correction and the actual costs of replacing the Products if such action is the result of any fault or omission attributable to IVAX DIAGNOSTICS. Should such MDR, MDVS, recall or field correction result from the fault of both parties, the parties shall share the costs of Products and the actual cost of replacing the Products in proportion to their respective degree of fault.

11.  Product Complaints

     (a) Should either party experience any quality problem of any specific lot(s) of Product supplied to SIGMA by IVAX DIAGNOSTICS, such party will notify the other in writing by facsimile prior to the initiation of a MDR, MDVS, field correction or recall and the parties shall consult with each other regarding the proper corrective action, provided that each party retains the right to correct quality problems, as it deems appropriate, with or without the concurrence of the other. All information about Product complaints shall be considered "Confidential Information" under the terms of this Agreement.

     (b) Either party shall immediately notify the other party in writing should it become aware of any defect or condition that renders any lot(s) of Product supplied by IVAX DIAGNOSTICS to SIGMA in violation of the United States Food, Drug and Cosmetic Act, or of a similar law of any jurisdiction or country where the Product is sold. The parties shall share with each other all data on confirmed lot specific Product complaints including, but not limited to, complaints or information regarding performance and/or allegations or reports of any negative effect from the use or misuse of such affected lot of Products as soon as such data is available. Each party will provide reasonable assistance to the other in resolving customer complaints to the extent the complaint arises out of any fault or omission of the party whose assistance is requested. However,

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          SIGMA shall have sole responsibility and authority to interact directly with SIGMA's customers in the resolution of such complaints and IVAX DIAGNOSTICS agrees that it will only interact with SIGMA in such matters.

     (c) IVAX DIAGNOSTICS shall evaluate and investigate all customer complaints in connection with the Products which may be brought to its attention, in writing, by SIGMA; which are believed in good faith by SIGMA to arise out of a fault or omission attributable to IVAX DIAGNOSTICS. Within twenty (20) calendar days following receipt from SIGMA of the original notification of each such complaint, IVAX DIAGNOSTICS agrees to provide SIGMA with a written interim or final complaint investigation report as well as corrective and preventive actions if applicable. All such Product complaints reported to IVAX DIAGNOSTICS by SIGMA shall be reviewed monthly by IVAX DIAGNOSTICS until closure, and a summary report thereof will be provided by IVAX DIAGNOSTICS to SIGMA.

     (d) IVAX DIAGNOSTICS will report to SIGMA all data and/or information pertaining to adverse reports on any lot of Product supplied by IVAX DIAGNOSTICS for distribution by SIGMA, which would have a materially adverse impact on performance of the Products.

12.  Warranties.

     (a) IVAX DIAGNOSTICS warrants that the Products which may be the subject of 510(k) premarket notifications have not been significantly changed or modified in design, components, method of manufacture or intended use from the Products as described in those 510 (k) premarket notifications, as applicable and will notify Sigma in advance of any changes in accordance with Section 1.

     (b) IVAX DIAGNOSTICS warrants that all Products manufactured and supplied under this Agreement shall at the time of shipment meet the Quality Specifications of IVAX DIAGNOSTICS. IVAX DIAGNOSTICS further warrants that prior to shipment to SIGMA, all of its standard tests and quality control procedures have been carried out in relation to each lot of the Products with satisfactory results. IVAX DIAGNOSTICS MAKES NO WARRANTY EXPRESSED OR IMPLIED WITH RESPECT TO THE PRODUCTS BEYOND THAT WHICH IS SET FORTH IN THIS AGREEMENT INCLUDING THE WARRANTIES OF MERCHANTABILITY AND FITNESS FOR ANY PARTICULAR PURPOSE.

     (c)  Upon its verification of any claim of defect or

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          nonconformity of any Product arising out of a fault or omission attributable to IVAX DIAGNOSTICS, during the term of this Agreement, IVAX DIAGNOSTICS will provide SIGMA with a replacement to the extent necessary to honor IVAX DIAGNOSTICCs warranties contained in Section 9(a) hereof, or make good any shortages or noncompleted deliveries and shall pay all associated freight and insurance associated therewith.

     (d) IVAX DIAGNOSTICS liability under any legal or equitable theory to SIGMA with respect to the Products and/or the relationship described in this Agreement shall be limited to the replacement of the unit, or if impractical, return of the purchase price paid by SIGMA for such unit.

     (e) As of the date hereof, IVAX DIAGNOSTICS warrants that it has no knowledge that the manufacture, use or sale of all or any of the Products under this Agreement, nor any method of using such Products infringes on any patent or other intellectual property right of a third party, and IVAX DIAGNOSTICS has not received any. notification from any third party alleging that the manufacture, use or sale of any such Product does or would infringe any patent or other intellectual property.

13. Packaging and Intellectual Property. IVAX DIAGNOSTICS shall be responsible for packaging and labeling the Products. After the initial order SIGMA will distribute the Products only with all appropriate labeling, packaging, and Product literature and only under SIGMA's applicable trademarks and trade names and not with IVAX DIAGNOSTIC's trademarks or trade names. SIGMA recognizes IVAX DIAGNOSTICS right, title and interest in its patents, trademarks, trade names and copyrights, trade secrets and proprietary information in connection with the Products, and SIGMA shall not claim any ownership right thereto inconsistent with this Agreement, or dispute the validity thereof. In the event any third party shall contest IVAX DIAGNOSTICS rights to its patents, trademarks, trade names or copyrights, trade secrets or propriety rights, SIGMA shall, at IVAX DIAGNOSTICS sole expense, render reasonable assistance to IVAX DIAGNOSTICS in defending such claims. In the event that any third party shall contest the validity of any trademark or trade name of SIGMA used on or in relation to a Product, SIGMA will, at its own expense, defend and indemnify IVAX DIAGNOSTICS against any claim brought by such third party and will reimburse IVAX DIAGNOSTICS for all reasonable expenses incident to the adoption and implementation of a new SIGMA trademark or trade name for the Products.

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14.  Compliance With Other Agreements. Each party represents and warrants that the execution and delivery by it of this Agreement and the performance by it of its obligations hereunder will not, with or without the giving of notice or the passage of time, violate any judgement, writ, injunction or order of any court, arbitration or governmental agency or conflict with, result in the breach of any provisions of, or the termination of, or constitute a default under, any agreement to which IVAX DIAGNOSTICS or SIGMA is a party or by which it is or may be bound.

15.  Indemnity.

     (a) Except as limited by the remainder of this paragraph, IVAX DIAGNOSTICS hereby agrees to indemnify SIGMA against claims of third parties for injuries to their persons arising from the use of Products supplied by IVAX DIAGNOSTICS to SIGMA hereunder. This indemnity shall not apply to, and IVAX DIAGNOSTICS shall not be liable for, claims for injuries caused by or arising from:

          (1) any act or failure to act on the part of SIGMA, its employees, representatives, agents, subdistributors or affiliates in packaging, handling, storing, promoting or otherwise distributing such Products; or

          (2) any representation or warranty concerning the Products made by or on behalf of SIGMA and not specifically authorized by IVAX DIAGNOSTICS; or

          (3) claims where the use of the Products by any customer was not in accordance with the use prescribed by IVAX DIAGNOSTICS; or

          (4) SIGMA's failure to disseminate to purchasers or end-users any Product Information which IVAX DIAGNOSTICS has made available to SIGMA; or

          (5) claims where IVAX DIAGNOSTICS has not been notified in writing within thirty (30) days of SIGMA's first notice of the claim; or

          (6) claims where SIGMA fails to furnish evidence in its possession or fails to fully cooperate with IVAX DIAGNOSTICS in preparing the defense;

          (7) claims where IVAX DIAGNOSTICS is not given the option to assume the sole defense of the claim at IVAX DIAGNOSTIC's expense.

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     (b)  Except as limited by the remainder of this paragraph, SIGMA hereby agrees to indemnify IVAX DIAGNOSTICS against claims of third parties arising from the use of Products supplied by IVAX DIAGNOSTICS to SIGMA hereunder. This indemnity shall not apply to, and SIGMA shall not be liable for, claims caused by or arising from:

          (1) any act or failure to act on the part of IVAX DIAGNOSTICS, its employees, representatives, agents or affiliates in manufacturing, testing, packaging, labeling, handling or storing such Products; or

          (2) the breach of any representation or warranty concerning the Products made by or on behalf of IVAX DIAGNOSTICS; or

          (3)  claims where SIGMA has not been notified in writing within thirty
               (30) days of IVAX DIAGNOSTICS' first notice of the claim; or

          (4) claims where IVAX DIAGNOSTICS fails to furnish evidence in its possession or fails to fully cooperate with SIGMA in preparing the defense; or

          (5) claims where SIGMA is not given the option to assume the sole defense of the claim at SIGMA's expense.

     (c) IVAX DIAGNOSTICS shall indemnify SIGMA from any claims of patent infringement relating to a Product subject to this Agreement provided SIGMA gives IVAX DIAGNOSTICS notice within thirty (30) days of SIGMA' s first notice of the claim, and permits IVAX DIAGNOSTICS to assume the sole defense of the claim at IVAX DIAGNOSTICS expense; provided, however, that the claim is not based on (i) the sale or use of any Product in combination with any other product which is not specifically authorized by IVAX DIAGNOSTICS; (ii) the application of any Product in any manner not specifically authorized by IVAX DIAGNOSTICS.

     (d) SIGMA shall indemnify IVAX DIAGNOSTICS from any claims of trademark infringement relating to a Product subject to this Agreement, provided IVAX DIAGNOSTICS gives SIGMA notice within thirty (30) days of IVAX DIAGNOSTICS' first notice of the claim, and permits SIGMA to assume the sole defense of the claim at SIGMA'S expense; and provided that the claim is based on the use of a SIGMA trademark or trade name.

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     (e)  Not withstanding anything above to the contrary, in the event of a 3rd party claim arising out of this Agreement, in which neither IVAX DIAGNOSTICS or SIGMA is in breach of this Agreement or is negligent, each party shall pay its respective legal expenses and damages caused by such claim.

16. Force Majeure. Neither party shall be responsible for any failure to perform due to causes beyond its control. These causes shall include, but not be limited to, fire, storm, flood, earthquake, explosion, wars, riots, civil disorder, sabotage, quarantine restrictions, labor disputes, labor shortages, transportation embargoes, or failure or delays or disruption in manufacturing process, curtailment of or failure in obtaining fuel or electrical power, or the acts of any governmental authority, or instrumentality's, orders of any court or tribunal whether foreign or domestic, exchange restrictions, acts of God, acts of the Federal Government or any agency thereof, acts of any state or local government or agency thereof, or shortage of materials or any similar or dissimilar occurrence beyond the reasonable control of the party which is prevented, interrupted or delayed in the performance of its obligations hereunder. In no event shall IVAX DIAGNOSTICS be under any obligations to purchase Products or similar products from any third party in order to supply same to SIGMA hereunder. Any force majeure event shall not excuse performance by the party but shall delay performance, unless such force majeure continues for a period in excess of one hundred thirty five(135) days. In such event, the party seeking performance, as its sole and exclusive remedy, many cancel its obligations under this Agreement.

17. Insurance. IVAX DIAGNOSTICS and SIGMA shall keep in force during the term of this Agreement product liability insurance, in such amounts as may be customary for like sized businesses undertaking like responsibilities to those contemplated by this Agreement. SIGMA and IVAX DIAGNOSTICS shall submit a certificate of insurance to the other evidencing such coverage upon written request therefor.

18.  Confidentiality.

     (a) Confidentiality Defined. For the purposes of this Agreement, the term "Confidential Information" shall be any information relating to the Products, including information embodying concepts, ideas, techniques, proprietary information, know-how, formulations, market data, customer lists, product specifications and accounting data which is disclosed by one party hereto to the other.

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     (b)  Non-Disclosure. During the period that this Agreement remains in effect and for a period of three (3) years following termination hereof, each party (except as is explicitly otherwise required hereby) shall keep confidential, shall not use for itself or for the benefit of others and shall not copy or allow to be copied in whole or in part any Confidential Information disclosed to such party by the other. The obligation of confidentiality imposed upon the parties by the foregoing paragraph shall not apply with respect to any alleged Confidential Information which:

          (1) is known to the recipient thereof, as evidenced by said recipient's written records, prior to receipt thereof from the other party hereto;

          (2) is disclosed to said recipient after the date hereof by the third party who has the right to make such disclosures and who does not violate any confidentiality agreement with the affected party hereto;

          (3) is or becomes a part of the public domain through no fault of the said recipient; or

          (4) is required by law or judicial or administrative process to be disclosed.

     (c) IVAX DIAGNOSTICS and SIGMA shall agree to keep confidential and not disclose to third parties, the contents of this Agreement except as required by law or stock exchange rules, in which case the party required to disclose confidential information shall provide the other party with as much notice as is practicable.

     (d) Each party agrees to limit access to Confidential Information to employees and agents having a need to know and to protect Confidential Information to the same extent as it protects its own trade secrets.

19. Appointment of Sub-Distributors. SIGMA may assign, sublicense, delegate, or otherwise transfer the performance of the rights and obligations hereunder to qualified and reputable sub-distributors, provided, however, that: (i) SIGMA shall be liable to IVAX DIAGNOSTICS for the errors, negligent acts and omissions of its sub-distributor's as if such errors, negligent acts and omissions were its own, including any breach of any provision of this Agreement by the sub-distributors; (ii) SIGMA shall have and retain full control of any sub-distributors utilized, and shall be responsible for the performance by any sub-distributor; and (iii) SIGMA shall not be relieved of the responsibility for

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

     the proper performance and completion of the sub-distributed portions of its obligations hereunder.

20. Successors. This agreement shall be binding upon the successors of IVAX DIAGNOSTICS and SIGMA, including successors who acquire the business assets of IVAX DIAGNOSTICS and SIGMA.

21. Resolution of Disputes. In the event of any controversy or claim arising under or in relation to this agreement, including any issue about payment of amounts due, the parties shall, in good faith, attempt to resolve the controversy or claim by negotiation. If the controversy or claim cannot be resolved within sixty (60) days, then it shall be settled exclusively by arbitration in accordance with the Arbitration Rules of the American Arbitration Association (AAA) and shall be held in Atlanta, GA. There shall be three arbitrators: one selected by the party who requests arbitration who shall notify the other party of the person selected at the time that notice of arbitration is sent; one selected by the other party within ten
     (10) days of receipt of notice of arbitration and one selected by the parties jointly within ten (10) calendar days thereafter or, failing their agreement, selected pursuant to the rules of the AAA. No arbitrator shall be related to, employed by, or have at any time a substantial ongoing business relationship with any party hereto or any of their respective affiliates. The losing party in the arbitration shall reimburse the prevailing party for all costs and expenses, including reasonable attorney fees, incurred in connection with the arbitration. The decision of the arbitrators shall be final and binding on the parties and judgement upon the award rendered by the arbitrators may be entered by any court having jurisdiction thereof. The provisions of this arbitration clause shall not be applied to the determination of questions affecting validity or scope of any trademarks or other intellectual property rights.

22. Notices. Any notice or other communication required or that shall be given pursuant to this Agreement shall be deemed sufficient if delivered personally, sent by facsimile, telegraph, or sent by certified, registered or express mail, postage prepaid to the address or facsimile number set forth below:

     To IVAX DIAGNOSTICS:                  WITH A COPY TO:
     IVAX DIAGNOSTICS, INC.                IVAX CORPORATION
     4400 Biscayne Blvd.                   4400 Biscayne Blvd.
     Miami, FL 33127                       Miami, FL 33137
     Facsimile No: (305) 324-2395          Facsimile No: (305)575-6049
     Attn: President                       Attn: General Counsel

     To SIGMA:
              Sigma Diagnostics
              545 South Ewing Avenue
              St. Louis, Missouri 63103
              Facsimile No: (314) 534-8461
              Attn: Vice President, Administration

     Either party may change the address to which notice to it is to be given, as provided herein.

23. Entire Agreement. This Agreement and the exhibits referred to herein constitute the entire agreement between the parties and supersede all prior proposals, communications, representations and agreements, whether written or oral, with respect to the subject matter hereof. No change to the written terms of this Agreement shall be made except by written instrumentation executed by the parties hereto.

24. No Waiver. The failure of either party to enforce at any time any of the provisions of this Agreement shall not be construed to be a waiver of those provisions or of the right of that party thereafter to enforce those provisions.

25. Severability. If any provision of this Agreement is or becomes or is deemed invalid, illegal or unenforceable in any jurisdiction in which the Agreement is sought to be enforced, (a) such provision shall be deemed and amended to conform to applicable laws of such jurisdiction so as to be valid and enforceable or, if it cannot be so amended without materially altering the intention of the parties, it shall be stricken; (b) the validity, legality and enforceability of such provision will not in any way be affected or impaired thereby in any other jurisdiction; and (c) the remainder of this Agreement shall remain in full force and effect.

26. Headings. The headings of this Agreement are included only for ease of reference and shall not affect the interpretation of this Agreement in any manner.

27. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

28. No Third Party Rights. The provisions of this Agreement are for the exclusive benefit of the parties to this Agreement, and no other party (including without limitation any creditor of any party to this Agreement) shall have any right or claim against any party to this Agreement by reason of those provisions or be entitled to enforce any of those provisions against any party to this Agreement.

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

29. Relationship of Parties. This Agreement shall not constitute or be construed as creating a partnership or joint venture between SIGMA and IVAX DIAGNOSTICS, and neither party shall be liable for any debts or obligations of the other party.

30. Limitation of Liability. Neither SIGMA nor IVAX DIAGNOSTICS nor any of their affiliates, employees, agents, officers or subcontractors shall have any liability for special, incidental, consequential or punitive damages or for economic loss as a result of any breach of this Agreement.

31. Performance by Affiliates. SIGMA acknowledges and agrees that IVAX DIAGNOSTICS may perform certain of its obligations hereunder through its affiliates.

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

32. THIS AGREEMENT CONTAINS A BINDING ARBITRATION PROVISION, WHICH MAY BE ENFORCED BY THE PARTIES.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duty authorized officers or authorized representatives

IVAX DIAGNOSTICS,INC.


By:/s/ Duane M. Steele
   ---------------------------------------
Title:Vice President-Business Developments
      ------------------------------------
Date: 10-12-00
     -------------------------------------


SIGMA DIAGNOSTICS, INC.

By:/s/
   ----------------------------
Title: V.P.Business Development
      --------------------------
Date: 10/9/00
      --------------------------

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